GUARANTY

This Guaranty is made as of September 1, 2025 by HIMS & HERS HEALTH, INC., a Delaware corporation, with an address of 2269 Chestnut Street, Suite #523, San Francisco, CA 94123 (the “Guarantor”) in favor of MENDEL NEW ALBANY PROPERTY OWNER LLC, a Delaware limited liability company (hereinafter called “Landlord”), having an office at c/o Vitrian OpCo LLC, 7200 Wisconsin Avenue, Suite 960, Bethesda, MD 20814, with respect to that certain lease dated September 1, 2025 (the “Lease”) between Landlord and HIMS INC., a Delaware corporation (“Tenant”), covering certain space in the building located at and numbered 29885 Innovation Campus Way, New Albany, Ohio. In order to induce Landlord to enter into the Lease, Guarantor hereby guarantees, unconditionally and absolutely, to Landlord, its successors and assigns (without requiring any notice of nonpayment, nonkeeping, nonperformance or nonobservance or proof of notice or demand whereby to charge Guarantor, all of which Guarantor hereby expressly waives), the full and faithful keeping, performance and observance of all the covenants, agreements, terms, provisions and conditions of the Lease provided to be kept, performed and observed by Tenant (expressly including, without being limited to, the payment as and when due of the base rent, additional rent, charges and damages payable by Tenant under the Lease) and the payment of any and all other damages for which Tenant shall be liable by reason of any act or omission contrary to any of said covenants, agreements, terms, provisions or conditions (collectively the “Obligations”).

As a further inducement to Landlord to enter into the Lease and in consideration thereof, Guarantor represents and warrants that Tenant is a wholly-owned subsidiary of Guarantor and therefore Guarantor will benefit by Tenant’s entering into the Lease.

As a further inducement to Landlord to enter into the Lease and in consideration thereof, Guarantor hereby expressly covenants and acknowledges as follows:

1.This Guaranty and the obligations of Guarantor hereunder shall be continuing and irrevocable until the earlier to occur of (i) Guarantor’s payment of liabilities hereunder, exclusive of Landlord’s enforcement costs and (ii) Tenant’s performance of all of its Obligations, including those which survive the expiration or earlier termination of the Lease (provided, however, that Guarantor’s obligations hereunder shall continue and remain in full force and effect in the event that all or any part of such payment or performance is avoided or recovered directly or indirectly from Landlord as a preference, fraudulent transfer or otherwise). This Guaranty and the obligations of Guarantor hereunder shall continue during any option period, extended term or renewal period.

2.Guarantor hereby waives the right to assert any defense to its liability under this Guaranty based on (a) Guarantor’s right to require Landlord to proceed against Tenant or a co- guarantor or to proceed against or exhaust any security held by Landlord at any time; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Landlord to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons; (c) Landlord’s failure to make any demand for performance or to give a notice of nonperformance to Tenant; (d) any defense based upon an election of remedies by Landlord, including any election which destroys or impairs any right of subrogation, reimbursement or contribution which Guarantor may have; (e) any duty on the part of Landlord to disclose to Guarantor any facts Landlord may now or hereafter know about Tenant, it being understood and agreed that Guarantor is fully responsible for becoming and remaining informed of the financial condition of Tenant and of any and all circumstances bearing on the risk of nonperformance of any Obligation; (f) any transfer of Landlord’s interest in the Premises or the assignment of Landlord’s interest in the Lease; (g) except as provided herein, any transfer of Tenant’s interest as tenant under the Lease or any portion thereof or any sublease or assignment by Tenant; (h) any merger or consolidation of Tenant or sale of all or a substantial portion of Tenant’s assets; or (i) any prior or concurrent representation, understanding, promise or condition concerning the subject matter hereof which is not expressed herein. Notwithstanding the foregoing, in the event of a transfer of Tenant’s interest in the Lease, pursuant to which a replacement guarantor acceptable to Landlord guarantees the obligations of the transferee to Landlord in a form substantially the same as this Guaranty, then this Guaranty and Guarantor’s liability arising under this Guaranty after the date of such transfer shall be terminated as of the date of the transfer. Guarantor hereby waive all presentments, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty by Landlord, and this Guaranty shall be binding upon Guarantor immediately upon its delivery to Landlord.

3.Guarantor’s liability under this Guaranty shall not be deemed to have been waived, released, discharged, limited, impaired or affected by reason of (a) the expiration or termination of the Lease; (b) the release or discharge of Tenant in any receivership, bankruptcy or other creditors’ proceedings or the rejection, disaffirmance or disclaimer of the Lease by any party in any such proceeding; (c) the repossession of the Premises; (d) any amendment, extension, renewal or modification of the terms of the Lease without Guarantor’s consent; or (e) any waiver by Landlord of any provisions of the Lease or any failure by Landlord to enforce the provisions thereof. Guarantor hereby assigns to Landlord any rights Guarantor may have to file a claim and proof of claim in any bankruptcy or similar proceeding of Tenant and any awards or payments thereon to which Guarantor would otherwise be entitled, to the extent of any unsatisfied Obligation. Guarantor hereby subordinates any and all claims it may have against Tenant to Landlord’s claims under the Lease.

4.The liability of Guarantor is coextensive with that of Tenant and also joint and several with Tenant, and action or suit may be brought against Guarantor and carried to final judgment and/or completion and recovery had, either with or without making Tenant or any co-guarantor a party thereto. Insofar as the payment by Tenant of any sums of money to Landlord is involved, this Guaranty is guaranty of payment and not of collection and shall remain in full force and effect until payment in full to Landlord of all sums payable under the Lease.

5.Any contemporaneous, prior or subsequent guaranty to Landlord shall not be deemed to be in lieu of or to supersede or terminate this Guaranty unless otherwise expressly provided either therein or herein, but shall be construed as an additional or supplementary guaranty, unless otherwise expressly provided herein.

6.Neither the giving nor the withholding by Landlord of any consent or approval provided for in the Lease shall affect in any way the obligations hereunder of Guarantor.

7.Neither Guarantor’s obligation to make payment in accordance with the terms of this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed, stayed, released or limited in any manner whatsoever by any impairment, modification, change, release, limitation or stay of the liability of Tenant or its estate in bankruptcy or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the Bankruptcy

Code of the United States or other statute or from the decision of any court interpreting any of the same, and Guarantor shall be obligated under this Guaranty as if no such impairment, stay, modification, change, release or limitation had occurred.

8.This Guaranty, and all of the terms hereof, shall be binding on Guarantor and the successors, assigns, and legal representatives of each Guarantor.

9.To the extent permitted by applicable law, Guarantor hereby waives the right to trial by jury in any action or proceeding that may hereafter be instituted by Landlord against Guarantor in respect of this Guaranty.

10.If any proceeding is brought to interpret or enforce this Guaranty, the prevailing party shall be entitled to recover from the non-prevailing party all of the prevailing party’s attorneys’ fees, costs of experts and consultants, and court and arbitration costs, including costs related to arbitration, trial, appeal or collection of any judgment, and any costs incurred in connection with or relating to any bankruptcy proceedings of Guarantor. The prevailing party shall be determined by the judge or arbitrator governing the proceeding, although nothing contained in this Guaranty requires the parties to arbitrate any disputes concerning this Guaranty.

11.Should any provision of this Guaranty be determined to be illegal or unenforceable by a court of competent jurisdiction, all other provisions hereof shall nevertheless be deemed effective.

12.Time is of the essence with respect to the performance of Guarantor’s obligations hereunder.

13.No provision of this Guaranty or right of Landlord hereunder may be modified or waived, nor shall Guarantor be released from performance of Guarantor’s obligations hereunder, except by a writing duly executed by Landlord, except as otherwise provided herein.

14.The acceptance by Landlord of the performance of any of the Obligations under the Lease by Guarantor, including, without limitation, the acceptance of rent payments, shall constitute neither an assignment of the Lease to Guarantor nor Landlord’s consent to such an assignment.

15.Guarantor, from time to time within fifteen (15) business days following Landlord’s request, shall (a) deliver to Landlord Guarantor’s most recently audited, or if not available, unaudited, financial statements, in form reasonably satisfactory to Landlord; provided, however, that Guarantor shall not be compelled to furnish any such financial statements more than once in any twelve month period, except in case of a sale or other transfer of the Property by Landlord, a financing of the Property, or upon a default of Tenant; and further provided, however, that so long as Guarantor’s shares are traded on a public exchange, Landlord will look solely to public sources of information to secure data concerning Guarantor’s financial condition and affairs, (b) execute and deliver to Landlord an estoppel certificate containing such truthful information as Landlord may reasonably request, and (c) execute and deliver to Landlord such further instruments or documentation as may reasonably be requested by Landlord to ratify and confirm this Guaranty and the continuing liability of Guarantor hereunder.

16.This Guaranty shall be governed by and construed in accordance with the laws of the State of Ohio (without regard to conflicts of law rules). The parties hereby consent to jurisdiction and venue in any Ohio court of competent jurisdiction or the United States District Court for the county and federal judicial district, respectively, in which the Premises are located, and agree that such courts shall constitute the exclusive venue for any dispute arising hereunder. Guarantor further hereby irrevocably and unconditionally waive any objection to the laying of venue of any such dispute, action or proceeding in the courts of the State of Ohio and the United States District Court for the District of Ohio, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such dispute, action or proceeding brought in any such court has been brought in an inconvenient forum. Guarantor further agree that service of any process, summons, notice or document by U.S. registered mail to the address set forth above or to the Secretary of State of the State of Ohio shall be effective service of process for any dispute, action or proceeding brought against Guarantor in any such court.

17.This Guaranty contains all of the agreements of Landlord and Guarantor concerning the guaranty of the Lease and no prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective.

18.Any notice given hereunder shall be in writing and may be given by certified mail, return receipt requested, personal delivery, Federal Express or other nationally recognized overnight delivery service. If notice is given by certified mail, return receipt requested, notice shall be deemed given three (3) days after the notice has been deposited in the U.S. mail, postage pre-paid, addressed to Guarantor at the address set forth above and addressed to Landlord at the address for notices for Landlord set forth in the Lease. If notice is given by personal delivery, Federal Express or other nationally recognized overnight delivery service, notice shall be deemed given on the date the notice is actually received by Landlord or Guarantor or delivery is refused. Either party may, by written notice to the other party, specify a different address for notice purposes.

[Signature on Following Page]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty under seal as of the date written below.

GUARANTOR:
HIMS & HERS HEALTH, INC., a Delaware corporation

By: /s/ Nader Kabbani
Name: Nader Kabbani
Title: Chief Operating Officer
Tenant’s Federal Taxpayer Identification Number

ACKNOWLEDGMENT

[NOTARY SEAL]